Exhibit 10.2

2006 COMPENSATION PACKAGE FOR OUTSIDE MEMBERS OF
THE BOARD OF DIRECTORS OF
VIASPACE INC.

Following is the compensation package for the Outside Members of the Board of Directors of VIASPACE Inc. (the “Company”):

A)	New members

a.	Option grant: One-time option grant of 125,000 options (or such other number of shares determined by the Board of Directors in its discretion as Administrator), on the date of appointment (or such other date as determined by the Board of Directors in its discretion as
Administrator), at the closing market price on the day of grant, vesting quarterly for each full fiscal quarter for which the Board member holds office (or such other vesting period as determined by the Board of
Directors in its discretion as Administrator).

	b.	Cash Compensation: $2,500 payable upon election to the Board of Directors

B)	Current board members – Current outside members of the Company’s Board of Directors earn the following compensation:

a.	Cash compensation: $2,500 per quarter payable at the on the first business day following the end of each full fiscal quarter for which the member served on the board. Additionally, outside Board members will receive cash compensation of $1,000 for every meeting attended in person and $500 for every meeting attended telephonically.

b.	Option grants: For outside Board members that have served on the Board for at least 6 months, 50,000 options (or such other number of shares determined by the Board of Directors in its discretion as Administrator)
on the first business day of each fiscal year, at closing market price on the day of grant, vesting ratably over four quarters (or such other vesting period as determined by the Board of Directors in its discretion as Administrator).

C)	Current committee members – In addition to compensation earned under “b” above, members of

Committees of the Company’s Board of Directors will receive compensation of $250 for every committee meeting attended whether in person or telephonically.

D)	Should any grant of Stock Options to outside members of the Board of Directors occur on a day when the stock market is closed, then the option price shall be the previous day’s closing market price.

E)	Should a change in control of the company occur all stock option will vest immediately. Change of control is defined as a change in at least 50% ownership of the stock within a 60 day period.